Exhibit 16.1

August 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC USA 20549

Re: Uranium 308 Corp. (formerly Montagu Resources Corp.)

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated August 28, 2007, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 28, 2007